UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2014

PRAXSYN CORPORATION

(Exact name of Registrant as specified in its charter)

Illinois	333-130446	20-3191557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18011 Sky Park Circle, Suite N, Irvine, CA 92614
(Address of principal executive offices, including zip code)

(949) 777-6112
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[  ]  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Cerain Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2014, by unanimous written consent, the board of directors of Praxsyn Corporation, an Illinois corporation (the “Corporation”) resolved to elect Edward F. Kurtz as the Chief Operating Officer of the Corporation until his resignation, or until his successor is elected and qualified.

In addition, on May 28, 2014, the majority of board of directors of resolved to remove Daniel Wiesel from all executive positions, including but not limited to Chief Executive officer, President, Treasurer and Chief Executive Officer, and as the Chairman of the Board of Directors. On the same date, the Board of Directors also resolved to remove Alysa Binder from all executive positions, including but not limited to Executive VP and Secretary. However, Mr. Wiesel and Ms. Binder shall still remain as members of the board until their successors are duly elected and qualified, unless sooner displaced.

To fill such aforementioned vacancies, the majority of the board of directors has resolved to have the following individuals serve as interim non-compensated officers until their resignations, or until their successors are elected and qualified:

Edward F. Kurtz, 51, Chief Operating Officer, Interim Chief Executive Officer and President, has been a business executive for over 25, years working as a General Manager and then a CEO of two successful companies in Orange County, California. After selling his business in 2007, a group of investors presented Mr. Kurtz with the opportunity to build a chain of brick and mortar pharmacies. Over the next following two years thereafter, as Chief Operating Officer, he created and executed a plan that acquired two existing pharmacies while building three new stores. In all, five retail pharmacies were under his control and management under the name of Mesa Pharmacy, which was part of the acquisition by the Corporation of PDC, Inc., a Nevada corporation as disclosed in our Current Report on Form 8-K as filed with the Securities and Exchange Commission on April 3, 2014.

Dan O’Brien, 52, Interim Chief Financial Officer and Treasurer, has been an accounting consultant in California for 8 years specializing in CFO and Controller services to private equity clients for IPO and acquisition transactions. From 2005 – 2008, he served as Director of Internal Controls for Freddie Mac, and as the Senior Director of Revenue Accounting for Marriott International in McLean, VA. From 2010 to 2013, he served as the Director of Finance and Administration for St. Jude Medical, Inc. in Irvine, CA. Thereafter, he joined Now CFO – CFO Services where he consults for strategic acquisition and growth clients. He is graduate of the Ohio State University College of Law, where he received his Juris Doctorate, and is a graduate of Capital University, where he earned a B.A. in accounting. He is a veteran of the United States Air Force where he served for 4 years in Tokyo, Japan.

Kimberly Brooks, 38, Interim Secretary, has been a sole practitioner since August of 2011, where she works regularly with boards of directors and executive management teams on entity formation, corporate governance, mergers and acquisitions and other general business transactional issues. Her legal career began in Orange County, California in 2007, where she worked as an associate at a boutique law firm practicing in general corporate transactional matters. For law school, she attended school in San Diego, CA, at Thomas Jefferson School of Law graduating cum laude with a Juris Doctorate. For undergrad, she attended school in Northridge, California at California State University Northridge, graduating cum laude with a B.A. in Psychology, with a minor in Woman’s Studies. She was admitted to the State Bar of California on December 6, 2006, and is a member of the Orange County Bar Association.

None of the aforementioned individuals has had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years.

Other than the marital relationship of Mr. Wiesel and Ms. Binder, there here are no family relationships among any of our officers and directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

By:	/s/ Edward Kurtz
Edward Kurtz, Chief Executive Officer

Dated: May 30, 2014